Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 8, 2006
American Natural Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 South Yale — Suite 300, Tulsa, Oklahoma 74136

(Address of principal executive offices)
Registrant’s telephone number, including area code: (918) 481-1440

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Signatures
PARTICIPATION AGREEMENT
PRESS RELEASE DATED MARCH 9, 2006
PRESS RELEASE DATED MARCH 9, 2006

Section 1. Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On March 8, 2006, we entered into a Participation Agreement with Seismic Exchange, Inc. regarding the conduct of a 3D seismic survey on an approximately 60-square mile area in which we hold leasehold and other interests. Pursuant to the agreement, we will receive a license to a portion of the data resulting from the survey. The agreement provides for an initial payment of $600,000 as a license fee upon execution of the agreement and payments of $1.4 million thereafter over the term of the agreement upon the occurrence of certain events. Prior to entering into the agreement, we had no material relationship with Seismic Exchange, Inc.
Section 8 – Other Events
Item 8.01. Other Events.
     On March 9, 2006, we issued a press release announcing that we had entered into an agreement to expand our 3D seismic inventory.
     On March 9, 2006, we issued a press release announcing the execution of a letter of intent regarding our purchase of assets and Debentures from TransAtlantic Petroleum Corp.
Section 9. Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of businesses acquired. None required.

(b)	Pro forma financial information. None required.

(c)	Exhibits:

Exhibit Number	Description of Document
10.1	Participation Agreement dated March 8, 2006 with Seismic Exchange, Inc.

Exhibit Number	Description of Document
99.1	Press Release dated March 9, 2006 regarding expansion of 3D seismic inventory.

99.2	Press Release dated March 9, 2006 regarding execution of letter of intent with TransAtlantic Petroleum Corp.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: March 9, 2006	By:	/s/ Michael K. Paulk

Michael K. Paulk, President

Index to Exhibits
10.1	Participation Agreement dated March 8, 2006 with Seismic Exchange, Inc.
99.1	Press Release dated March 9, 2006 regarding expansion of 3D seismic inventory.
99.2	Press Release dated March 9, 2006 regarding execution of letter of intent with TransAtlantic Petroleum Corp.